FACILITIES AGREEMENT


     This AGREEMENT is made among the companies set forth on the signature page.

Security Benefit Mutual Holding Company and all of its affiliates listed on the signature page (hereafter collectively referred to as the "GROUP OF COMPANIES") agree that from time to time certain members of the GROUP OF COMPANIES may furnish personnel, services, office space and equipment (hereafter referred to as "Facilities") to other members of the GROUP OF COMPANIES and that members providing such facilities should be fairly compensated by the member to whom such facilities are provided. In consideration of the mutual promises from and to each party, it is agreed by and between the parties as follows:

1. METHOD OF ALLOCATION. Each member will pay all costs and expenses of personnel, including fringe benefits, and all other overhead expenses relating to the operation of its general business and its properties. In the event that one member shall furnish Facilities to another, the member receiving such Facilities shall be charged by the member providing such Facilities as follows:

     (a) OFFICE SPACE. Any office space occupied by personnel of a member not directly employed by the member owning the office space shall reimburse the member owning the space on the basis of reasonable rent for the total square footage occupied by such personnel;

     (b) PERSONNEL AND SERVICES. The charges for services rendered to one member by another shall be based on actual time expended, at rates calculated to recover direct and indirect costs, and other operating costs incidental to departmental services provided; and

     (c) EQUIPMENT. The rental charge for equipment furnished to one member by another shall be based on the cost of the equipment, cost of operation, overhead, and depreciation.

2. ALTERNATIVE METHOD OF ALLOCATION. Due to the complexity of the METHOD OF ALLOCATION outlined above, certain members may be charged a fixed monthly fee for facilities provided by another member rather than following the steps outlined at 1 above. This alternative method will be allowed providing that the fee is mutually agreed to by the parties.

3. DIRECT EXPENSES. Each member agrees to reimburse any other member for any other direct charges incurred by such member on its behalf.

4. MANNER OF SETTLEMENT. A detailed allocation of costs and charges incurred by each member and Facilities rendered by each member to any other member will be

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     prepared and invoices for the amount due to any member or from any member will be prepared and forwarded on a monthly basis. Each member agrees to settle its accounts with any other member by the end of the month following the month in which an invoice was submitted.

5. NEW MEMBERS. A corporation which subsequently becomes a member of the GROUP OF COMPANIES, upon agreements between such corporation and Security Benefit Corporation, shall become a party to this AGREEMENT as a member of the GROUP OF COMPANIES.

6. DEPARTING MEMBERS. A corporation whose membership in the GROUP OF COMPANIES ceases or is terminated for any reason whatsoever shall not have any further remedies, rights, or obligations under this AGREEMENT but shall remain liable under this AGREEMENT for payments due from it to other members of the GROUP OF COMPANIES through the date it ceases to be a member.

7. INDEPENDENT CONTRACTOR. For purposes of this AGREEMENT, each member shall be deemed to be an independent contractor and shall not be deemed to be an agent of any other member, and the personnel of each member, if any, shall not be deemed to be employees to any other member.

8. TERM AND AMENDMENTS. The AGREEMENT shall remain in effect until modified by mutual consent of all parties or until terminated by mutual consent of the participating parties.

9. LAWS OF KANSAS. This AGREEMENT shall be governed by the laws of the State of Kansas.

10. PRIOR AGREEMENT. This AGREEMENT supersedes the Facilities Agreement dated December 1, 2007.

TERMINATION. This AGREEMENT shall be terminated (1) in its entirety by the written agreement of the parties or (2) as to a member upon 30 days' written notice to the other parties or upon a member ceasing to be a part of the GROUP OF COMPANIES.

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IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed as of this 1st day of July, 2008 by their duly authorized officers.


SECURITY BENEFIT MUTUAL HOLDING COMPANY       SECURITY INVESTORS, LLC


By: ____________________________
Name:  Thomas R. Kaehr                        By: ____________________________
Title: Vice President                         Name:  Thomas R. Kaehr
                                              Title: Treasurer

SECURITY BENEFIT CORPORATION                  SECURITY DISTRIBUTORS, INC.


By: ____________________________              By: ____________________________
Name:  Thomas R. Kaehr                        Name:  Thomas R. Kaehr
Title: Vice President                         Title: Treasurer

SECURITY BENEFIT LIFE INSURANCE COMPANY       SECURITY FINANCIAL RESOURCES, INC.


By: ____________________________              By: ____________________________
Name:  Thomas R. Kaehr                        Name:  Thomas R. Kaehr
Title: Vice President                         Title: Treasurer

SECURITY BENEFIT ACADEMY, INC.                BRECEK & YOUNG ADVISORS, INC.


By: ____________________________              By: ____________________________
Name:  Chris Swickard                         Name:  Richard Martinez
Title: Secretary                              Title: Treasurer

 se(2), inc.                                  SECURITY GLOBAL, INVESTORS, LLC


By: ____________________________              By: ____________________________
Name:  Thomas R. Kaehr                        Name:  Thomas R. Kaehr
Title: Treasurer                              Title: Treasurer

RYDEX HOLDINGS, LLC                           RYDEX FUND SERVICES, INC.


By: ____________________________              By: ____________________________
Name:  Thomas R. Kaehr                        Name:  Carl G. Verboncoeur
Title: Treasurer                              Title: CEO


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RYDEX DISTRIBUTORS, INC.                      PADCO ADVISORS, INC.


By: ____________________________              By: ____________________________
Name:  Carl G. Verboncoeur                    Name:  Carl G. Verboncoeur
Title: CEO                                    Title: CEO

 PADCO ADVISORS II, INC.                      RYDEX ADVISORY SERVICES, LLC


By: ____________________________              By: ____________________________
Name:  Carl G. Verboncoeur                    Name:  Carl G. Verboncoeur
Title: CEO                                    Title: CEO

RYDEX SPECIALIZED PRODUCTS, LLC               ADVISOR RESEARCH CENTER, INC.


By: ____________________________              By: ____________________________
Name:  Carl G. Verboncoeur                    Name:  Carl G. Verboncoeur
Title: Manager & Treasurer                    Title: CEO